UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 25, 2013

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2013, Lawson Products, Inc. (the "Company") entered into a First Amendment to Loan and Security Agreement ("First Amendment") as borrower with The PrivateBank and Trust Company as lender, to modify certain terms of the Loan and Security Agreement dated as of August 8, 2012 ("Loan Agreement"). The First Amendment provides that the Company's consolidated EBITDA, as defined in the Loan Agreement, must not be less than $2.0 million for the quarter ended September 30, 2013 which represents a reduction from the previous minimum EBITDA requirement of $3.5 million taking into account, among other things, approximately $1.0 million of anticipated severance expense for the quarter ended September 30, 2013 related to various organizational restructurings.

A copy of the First Amendment is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off—Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the First Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

10.1	First Amendment to Loan and Security Agreement dated September 25, 2013.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	September 27, 2013	By: /s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Security and Loan Agreement dated September 25, 2013